Exhibit 31

WFRBS Commercial Mortgage Trust 2012-C8,
Commercial Mortgage Pass-Through Certificates
Series 2012-C8 (the Trust)

I, Anthony Sfarra, a President of Wells Fargo Commercial Mortgage Securities, Inc., the depositor into the above-referenced Trust, certify that:

1.	I have reviewed this annual report on Form 10-K, and all reports Form 10-D required to be filed in respect of periods included in the year covered by this annual report, of the Trust;

2.
Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.
Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.
Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic report, the servicers have fulfilled their obligations under the pooling and servicing agreement in all material respects; and

5.
All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:  CoreLogic Commercial Real Estate Services, Inc. as Vendor for Wells Fargo Bank, N.A. as Master Servicer, Deutsche Bank National Trust Company Americas as Trustee, Deutsche Bank Trust Company Americas as Trustee for the Northridge Fashion Center Loan and the Town Center of Cobb Loan, National Tax Search, LLC as Vendor for Wells Fargo Bank, N.A.  as Master Servicer, Pentalpha Surveillance LLC as Trust Advisor, Rialto Capital Advisors, LLC as Special Servicer, Torchlight Loan Services, LLC as Special Servicer for the Northridge Fashion Center Loan, Torchlight Loan Services, LLC as Special Servicer for the Town Center at Cobb Loan, TriMont Real Estate Advisors, Inc. as Trust Advisor for the Northridge Fashion Center Loan and TriMont Real Estate Advisors, Inc. as Trust Advisor for the Town Center of Cobb Loan.

Dated:   August 22, 2013

Signature

  /s/ Anthony Sfarra
Anthony Sfarra
President
(senior officer in charge of securitization of the depositor)